EXHIBIT 23.1

Consent of BDO USA, LLP

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

BOARD OF DIRECTORS AND STOCKHOLDERS
MULTIMEDIA GAMES, INC.
AUSTIN, TEXAS

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (File Nos. 333-167017, 333-159242, 333-23123, 333-51072, 333-100611, 333-100612 and 333-114345) and Form S-3 (File Nos. 333-16729, 333-28367, 333-36319, 333-64128 and 333-85382) of Multimedia Games, Inc. of our reports dated December 10, 2010, relating to the consolidated financial statements, financial statement schedule, and the effectiveness of Multimedia Games, Inc.’s internal control over financial reporting, which appear in this annual report on Form 10-K.

/s/ BDO USA, LLP
BDO USA, LLP
December 10, 2010